EXHIBIT 10.35

SUPER MICRO COMPUTER, INC.
RESTRICTED STOCK UNITS AGREEMENT

Super Micro Computer, Inc., a Delaware corporation (the “Company”) has granted to the Grantee named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an award consisting of Restricted Stock Units (the “RSUs”) subject to the terms and conditions set forth in the Notice and this Agreement. The award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (the “Plan”), the provisions of which are incorporated herein by reference.

1.
Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth, pursuant to authorization under resolutions of the Committee, the Company hereby confirms to the Grantee the grant of RSUs in an amount as set forth in the Notice, effective as of the Date of Grant set forth the Notice.

2.
Payment of RSUs. The RSUs shall become payable if the RSUs have vested and the Grantee’s right to receive payment for the RSUs becomes nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with the Notice.

3.
Vesting of RSUs. Subject to the terms and conditions of Section 4 and Section 5 of this Agreement, the RSUs shall Vest in accordance with the Vesting Schedule on the Vesting Dates as set forth in the Notice, only if the Grantee’s Service has not terminated before the applicable Vesting Date.

4.
Effect of Change in Control. In the event of a Change in Control, subject to approval by the Committee, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Grantee, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the outstanding RSUs or substitute for all or any portion of the outstanding RSUs substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, an RSU shall be deemed assumed if, following the Change in Control, the RSU confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Common Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the RSU to consist solely of common stock of the Acquiror equal in Market Value per Share to the consideration received by holders

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of Common Stock pursuant to the Change in Control. The RSUs shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that RSUs subject to this Agreement are neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of the Change in Control.

5.
Forfeiture of RSUs. In the event that the Grantee’s Service is terminated for any reason or no reason, with or without Cause, prior to any applicable Vesting Date: (a) any RSUs that have not Vested pursuant to the Notice shall be forfeited automatically and without further notice on such date of termination, and (b) the Company shall automatically reacquire all such RSUs and the Grantee shall not be entitled to any payment therefor.

6.
Form and Time of Payment of RSUs. Subject to Section 5 and Section 10, payment for Vested RSUs shall be made in Common Stock on the applicable Settlement Date following the applicable Vesting Date specified in the Notice. Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Common Stock may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement. The Company’s obligations to the Grantee with respect to the RSUs shall be satisfied in full upon the issuance of Common Stock corresponding to such Vested RSUs.

7.
RSUs Not Transferable. Subject to Section 15 of the Plan, none of the RSUs nor any interest therein or in any Common Stock underlying such RSUs shall be transferable prior to the issuance of Common Stock on the applicable Settlement Date, other than by will or the laws of descent and distribution.

8.
Adjustments. The number of and kind of shares of Common Stock covered by the RSUs and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment as provided in Section 11 of the Plan.

9.	Withholding Taxes.

(a)
If the Company is required to withhold federal, state, local or other national taxes or other amounts in connection with the Grantee’s right to receive Common Stock under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any such Common Stock (or the realization of any other benefit provided for under this Agreement) that the Grantee timely make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts (such amounts, collectively, the “Tax Withholdings”).

(b)
Unless otherwise determined by the Committee, the Tax Withholdings shall be satisfied by the Company’s retention of a portion of the Common Stock provided for under this Agreement, by deducting from the Common Stock otherwise deliverable to the Grantee in settlement of the RSUs a number of

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whole shares of Common Stock having a fair market value, as determined by the Company as of the date on which the Tax Withholdings obligation arises, not in excess of the amount of such Tax Withholdings determined by the applicable minimum statutory withholding rates (unless higher withholding amounts would not result in adverse accounting implications for the Company and are authorized by the Committee, and the total amount withheld does not exceed the Grantee’s estimated tax obligations attributable to the settlement of the RSUs).

(c)
If the Grantee is not an officer for purposes of Section 16 of the Exchange Act, then, alternatively, unless otherwise determined by the Company, the Grantee may, in addition to the withholding method set forth in Section 9(b), satisfy such Tax Withholdings (i) by paying the Company cash via personal check, wire transfer, or other means of immediate electronic payment, (ii) by the Grantee’s surrender of Common Stock that he or she has owned, or (iii) in accordance with procedures established by the Company providing for delivery by the Grantee to the Company or a broker approved by the Company of properly executed instructions, in a form permitted and approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to Common Stock that he or she already owned or some or all of the Common Stock acquired upon settlement of the RSUs provided for under this Agreement, in each case subject to compliance with applicable law and the Company’s insider trading policy and procedures, provided in each case that the Grantee provides the Company adequate notice of such election in accordance with the Company’s then-applicable policies and procedures.

10.
Compliance with Law; Restrictions on Grant of the RSUs and Issuance of Shares. The grant of the RSUs and issuance of shares of Common Stock upon settlement of the RSUs shall be subject to compliance with all applicable requirements of federal, state or other national law with respect to such securities. Notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any of the Common Stock covered by this Agreement if the issuance thereof would result in violation of any applicable federal, state or other national securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the award of RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the RSUs, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to

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make any representation or warranty with respect thereto as may be requested by the Company.

11.
No Right to Future Awards; Right to Terminate Service. This RSU award is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the Grantee’s Service at any time.

12.
Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit‑sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan of the Company or a Subsidiary.

13.
Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that no amendment shall materially impair the rights of the Grantee with respect to the Common Stock or other securities covered by this Agreement without the Grantee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of the Grantee to certain amendments shall not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

14.
Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement shall continue to be valid and fully enforceable.

15.	Clawback. The RSUs may be subject to clawback in accordance with the Plan and the Company’s recoupment policy as may be in effect from time to time.

16.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.
Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Delaware and venue shall be exclusively in the applicable court in Santa Clara County, California, without giving

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effect to any principle of law that would result in the application of the law of any other jurisdiction.

18.
Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

19.
Acknowledgement and Agreement. By electronically accepting the Notice, the Grantee: (a) acknowledges receipt of and represents that the Grantee has read and is familiar with the Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the award, (b) accepts the award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.

20.	Counterparts. The Notice with this Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

21.
Section 409A of the Code. To the extent applicable, it is intended that the settlement of the RSUs be exempt from Section 409A of the Code under the “short-term deferral” exemption, or otherwise comply with Section 409A of the Code, and this Agreement shall be interpreted, operated and administered in a manner consistent with this intent. The Company makes no representation or covenant to ensure that the RSUs, settlement of the RSUs or other payment hereunder are exempt from or compliant with Section 409A of the Code and shall have no liability to the Grantee or any other party if the settlement of the RSUs or other payment hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Company with respect thereto. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and shall also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

22.	Relation to the Plan. In the event of any inconsistency between the provisions of the Notice, this Agreement and the Plan, the Plan shall govern.

23.	Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Notice and the Plan. As used in this Agreement:

(a)
“Cause” means any of the following: (i) the Grantee’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Subsidiary documents or records; (ii) the Grantee’s material failure to abide by the Company’s or a Subsidiary’s code

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of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Grantee’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or a Subsidiary (including, without limitation, the Grantee’s improper use or disclosure of the Company’s or a Subsidiary’s confidential or proprietary information); (iv) any intentional act by the Grantee which has a material detrimental effect on the Company’s or a Subsidiary’s reputation or business; (v) the Grantee’s repeated failure to perform any reasonable assigned duties after written notice from the Company or a Subsidiary of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Grantee of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Grantee and the Company or a Subsidiary, which breach is not cured pursuant to the terms of such agreement; or (vii) the Grantee’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Grantee’s ability to perform his or her duties with the Company or a Subsidiary.

(b)
“Service” shall mean the Grantee’s employment or service with the Company or a Subsidiary, whether as an employee, a Director or a consultant or similar individual who provides services to the Company or any Subsidiary that are equivalent to those typically performed by an employee (provided that such person satisfies the Form S-8 definition of “employee”). Unless otherwise provided by the Committee, the Grantee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders Service or a change in the Company or Subsidiary for which the Grantee renders Service, provided that there is no interruption or termination of the Grantee’s Service. Furthermore, the Grantee’s Service shall not be deemed to have been interrupted or terminated if the Grantee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by the Grantee exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Grantee’s Service shall be deemed to have terminated, unless the Grantee’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining Vesting under this Agreement. The Grantee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Grantee performs Service ceasing to be a Subsidiary. Subject to the foregoing, the Company, in its discretion, shall determine whether the Grantee’s Service has terminated and the effective date of and reason for such termination.

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(c)
“Settlement Date” shall mean, with respect to a RSU, the date(s) on which such RSU becomes Vested as provided by this Agreement (each such date, an “Original Settlement Date”); provided, however, that if the tax withholding obligations, if any, of the Company or a Subsidiary, shall not be satisfied by the share withholding method described in Section 9(b) and an Original Settlement Date would occur on a date on which a sale by the Grantee of the shares to be issued in settlement of the Vested RSUs would violate the Trading Compliance Policy of the Company, then the Settlement Date for such Vested RSUs shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following the calendar year of an Original Settlement Date.

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